Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS IX, LLC
By: Warburg Pincus Partners, LLC, its Sole Member,
  By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Scott A. Arenare
   Title:  Partner


WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Scott A. Arenare
   Title:  Partner


WARBURG PINCUS, LLC


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Scott A. Arenare
   Title:  Managing Director


WARBURG PINCUS & CO.


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Scott A. Arenare
   Title:  Partner


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Charles R. Kaye
   By:     Scott A. Arenare, Attorney-in-Fact*


By: /s/ Scott A. Arenare                               Date:  May 10, 2007
   ------------------------------------------                 ------------
   Name:   Joseph P. Landy
   By:     Scott A. Arenare, Attorney-in-Fact**



* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.